Exhibit 3.3

CERTIFICATE OF OWNERSHIP
MERGING
OCEAN INTERIM, INC.
INTO
OCEAN FINANCIAL CORP.
(PURSUANT TO SECTION 253 OF THE
CORPORATION LAW OF DELAWARE)

          Ocean Financial Corp., a corporation incorporated on the 21st day of November, 1995, pursuant to the provisions of the General Corporation Law of the State of Delaware does hereby certify that this corporation owns all the capital stock of Ocean Interim, Inc., a corporation incorporated under the laws of the State of Delaware, and that this corporation, by resolutions of its Board of Directors duly adopted at a meeting held on the 16th day of June 1999, and attached hereto, determined to and did merge into itself said Ocean Interim, Inc. which resolutions are in the following word to wit:

          WHEREAS, Ocean Financial Corp. (the “Company”), a corporation organized and existing under the laws of the State of Delaware lawfully owns all of the outstanding stock of its subsidiary, Ocean Interim, Inc. (the “Subsidiary”); and

          WHEREAS, the Board of Directors of the Company and the Subsidiary have deemed it to be in the best interests of both the Company and its Subsidiary for the Subsidiary to merge with and into the Company (the “Subsidiary Merger”); and

          WHEREAS, it is the understanding of the Board that pursuant to the Subsidiary Merger, Ocean Interim, Inc. will merge with and into the Company, with the Company being the surviving entity, and the Company will continue its existence under the laws of the State of Delaware; and

          WHEREAS, it is also understood by the Board that pursuant to §253(b) of the General Corporation Law of the State of Delaware, the Company will change its corporate name to “OceanFirst Financial Corp.” and that it will continue to operate under its Certificate of Incorporation and Bylaws in effect as of the effective date of the Subsidiary Merger; and

          WHEREAS, all assets and property (real, personal, and mixed, tangible and intangible, chooses in action, rights, and credits) owned by Ocean Interim, Inc. at the effective date of the Subsidiary Merger shall immediately become the property of the Company, and the Company shall be deemed to be a continuation of Ocean Interim, Inc., the rights and obligations of which and the duties and liabilities connected therewith shall succeed to the Company; and

          WHEREAS, the Subsidiary Merger does not effect any reclassification or change of any outstanding stock of the Company, and no shares of the Company’s stock are to be issued or delivered in the Subsidiary Merger.

          NOW THEREFORE, BE IT RESOLVED, that the Subsidiary Merger be, and hereby is, approved and adopted in accordance with the foregoing terms and effective upon the date that the Certificate of Ownership is filed with the Secretary of the State of Delaware, and that the President and Chief Executive Officer, and such other officers as he designates (the “Officers”), are authorized and directed to make, execute and file said Certificate of Ownership; and

          BE IT FURTHER RESOLVED, that the Officers of the Company be, and hereby are, authorized and directed to take all action necessary and proper to effect the Subsidiary Merger; and

          BE IT FURTHER RESOLVED, that any actions taken by the Officers of the Company prior hereto in relation to the Subsidiary Merger are ratified, approved and confirmed; and

          BE IT FURTHER RESOLVED, that pursuant to Section 253(b) of the General Corporation Law of the State of Delaware, the corporate title of the Company upon the filing of the Certificate of Ownership shall be changed to “OceanFirst Financial Corp.”

          IN WITNESS THEREOF, the Company has caused this certificate to be signed by its Executive Vice President and attested by its secretary, and its corporate seal to be hereto affixed, the 9th day of September, 1999.

	By:	/s/ MICHAEL J. FITZPATRICK

Michael J. Fitzpatrick
Executive Vice President,
Chief Financial Officer

ATTEST:

/s/ JOHN K. KELLY

John K. Kelly
Secretary

(Seal)

RESOLUTIONS OF THE BOARD OF DIRECTORS OF OCEAN FINANCIAL CORP.
TO CHANGE CORPORATE TITLE THROUGH A SHORT FORM MERGER

WHEREAS, for the benefit of the Institution, its shareholders, employees and community members, the Board of Directors and Senior Management of Ocean Federal Savings Bank (the “Bank”), along with professional consultants retained by the Bank, have been conducting ongoing analysis and research into how to better identify and associate the  name and image of the Bank, its subsidiaries, Website and the products and services it offers with the members of the communities within which it conducts its business; and

          WHEREAS, at the request of the Bank, the Board of Directors has approved a change to the Bank’s corporate title from Ocean Federal Savings Bank to OceanFirst Bank; and

          WHEREAS, the Bank has approved a change to the corporate titles of its subsidiaries to likewise correspond to the Bank’s corporate title; and

          WHEREAS, the Board of Directors is of the opinion that it is in the best interests of Ocean Financial Corp. (the “Company”) that a change to the Company’s corporate title be adopted to be consistent with the corporate title of the Bank and its subsidiaries; and

          WHEREAS, the Board of Directors has determined that, to avoid the expense of holding a stockholder vote on an amendment to the Company’s Certificate of Incorporation, it is in the best interests of the Company to create a subsidiary of the Company (the “Subsidiary”) and subsequently to merge the Subsidiary with and into the Company, pursuant to Section 253 of the Delaware General Corporation Law, which permits the Company as the surviving corporation of such a merger to change its corporate title without the need for a vote of stockholders of the Company; and

          WHEREAS, the Board of Directors of the Company is also of the opinion that to advance the public purposes for which the Ocean Federal Foundation (the “Foundation”) was established, as well as insure consistency and avoid confusion, it would be appropriate to recommend to the Board of Directors of the Foundation that the Foundation change its corporate title to correspond to the corporate title changes to the Company, the Bank and its subsidiaries.

          ON MOTION DULY MADE, SECONDED  AND UNANIMOUSLY CARRIED, it was

          RESOLVED, that the Certificate of Incorporation and Bylaws of Ocean Financial Corp. (the “Company”) be amended to change the corporate title from Ocean Financial Corp. to OceanFirst Financial Corp., subject to compliance with the requirements of the General Corporation Law of the State of Delaware.

          FURTHER RESOLVED, that the Board of Directors hereby approves the creation of a subsidiary of the Company under Delaware law and a merger between the Company and the subsidiary to be created for the sole purpose of effecting the name change.

          FURTHER RESOLVED, that the President and Chief Executive Officer or his designees is directed to take any and all actions necessary to establish a subsidiary of the Company for the purpose of merging with and into the Company so as to effectuate the change in the corporate title of the Company; and

          FURTHER RESOLVED, that the President and Chief Executive Officer or his designees be, and hereby is authorized to execute, deliver and file any agreement, instrument, certificate or any other document and to take any other action that such officer may deem necessary, convenient or appropriate in order to carry out the intent and purpose of the preceding resolution and to effectuate the transactions contemplated thereby, including selecting and reserving a corporate name for the Subsidiary; and

          FURTHER RESOLVED, that the Company is authorized to subscribe for ten shares of Common Stock, par value $0.01 per share, of the Subsidiary upon its organization.

          FURTHER RESOLVED, that a recommendation be submitted to the Board of Directors of the Ocean Federal Foundation by the Company that the Foundation’s corporate title be changed to correspond to the corporate title of OceanFirst Financial Corp., OceanFirst Bank and its subsidiaries.

SECRETARY’S CERTIFICATE

          The undersigned hereby certifies that he is the Corporate Secretary of Ocean Financial Corp., a corporation organized and existing under the laws of the State of Delaware; that the foregoing is a true and correct copy of resolutions adopted at a meeting of the Board of Directors of said corporation held on June 16, 1999, at which meeting a quorum was at all times present and acting; that the passage of said resolutions were in all respects legal; and that said resolutions are in full force and effect.

Date: June 16, 1999	/s/ JOHN K. KELLY

John K. Kelly
Secretary

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